Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in this Post–Effective Amendment No. 159 to the Registration Statement on Form N–1A of Fidelity Securities Fund: Fidelity Dividend Growth Fund of our report dated September 12, 2024; Fidelity Leveraged Company Stock Fund of our report dated September 13, 2024; Fidelity Blue Chip Value Fund and Fidelity Small Cap Value Fund of our reports dated September 16, 2024; Fidelity Growth & Income Portfolio, Fidelity Small Cap Growth Fund, and Fidelity Small Cap Growth K6 Fund of our reports dated September 17, 2024, relating to the financial statements and financial highlights, which appear in the above referenced funds’ Annual Reports to Shareholders on Form N-CSR for the year ended July 31, 2024. We also consent to the references to our Firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
September 19, 2024